United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2017

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33407	41-1458152
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2017, the Compensation Committee of the Board of Directors (the “Board”) of IsoRay, Inc. (the “Company”) decided to increase the salaries of the following persons as follows:

•	Thomas C. LaVoy, the Company’s Chief Executive Officer and Chairman’s, salary was increased to $315,612.15 annually;

•	William Cavanagh, the Company’s Chief Operating Officer’s, salary was increased to $211,785 annually;

•	Michael Krachon, the Company’s Vice President of Sales & Marketing’s, salary was increased to $236,250 annually; and

•	Jennifer Streeter, the Company’s Vice President of Human Resources’ (made a named executive officer effective June 15, 2017), salary was increased to $126,000 annually.

Each of the foregoing salary increases is effective as of July 1, 2017, and is an increase of 5% over the person’s prior annual salary, in line with increases being given to most other Company employees.

On June 27, 2017, the Compensation Committee ratified the bonus plan previously adopted by the Board for fiscal year 2017 for fiscal year 2018, such that each named officer has an opportunity to earn (a) a bonus of four percent (4%) of his or her annual base salary for a twenty percent (20%) or greater increase in revenue from the prior fiscal year’s comparable quarter, and (b) a bonus of four percent (4%) of his or her annual base salary for a twenty percent (20%) or greater increase in revenue over the prior fiscal year.

On June 27, 2017, the Company granted options, pursuant the Company’s 2017 Equity Incentive Plan (the “2017 Plan”), to purchase shares of the Company’s common stock (“Shares”) to the following persons:

•	An option to purchase 715,000 Shares was granted to Mr. LaVoy;

•	An option to purchase 225,000 Shares was granted to Mr. Cavanagh;

•	An option to purchase 225,000 Shares was granted to Mr. Krachon; and

•	An option to purchase 100,000 Shares was granted to Ms. Streeter.

Each of the foregoing options is at an exercise price of $0.605 per share, which was equal to the closing price of the Company’s common stock on June 27, 2017. 25% of each of the foregoing options vests and becomes exercisable immediately, and the remaining 75% vests over the next three years, commencing on June 27, 2018, until fully vested, and expires on June 26, 2027.

Additionally, on June 27, 2017, the Company granted options, pursuant the 2017 Plan, to purchase 5,000 Shares to each of Philip J. Vitale, M.D., Michael W. McCormick, and Alan Hoffmann, each of whom is a director of the Company.

Each of the foregoing options is at an exercise price of $0.605 per share, which was equal to the closing price of the Company’s common stock on June 27, 2017. 25% of each of the foregoing options vests and becomes exercisable immediately, and the remaining 75% vests over the next three years, commencing on June 27, 2018, until fully vested, and expires on June 26, 2027.

Each foregoing grantee of options under the 2017 Plan and the Company entered into a Stock Option Agreement and Notice of Grant of Stock Option with respect to the grantees’ options. The foregoing description of the Stock Option Agreement and Notice of Grant of Stock Option is not a complete description and is qualified in its entirety by reference to the form of Stock Option Agreement and Notice of Grant of Stock Option, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additionally, Matthew P. Branson, Controller, Principal Financial and Accounting Officer of the Company, left the Company as planned on June 30, 2017. The terms of Mr. Branson’s Separation Agreement were disclosed on the Form 8-K filed by the Company on June 23, 2017. Options previously granted to Mr. Branson to purchase 45,000 Shares were terminated on June 15, 2017, as part of the termination of all options issued under the Company’s 2014 Stock Option Plan.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Form of IsoRay, Inc. Stock Option Agreement and Notice of Grant of Stock Option, executed by each grantee with respect the grant of options made to such person as described above.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2017

IsoRay, Inc., a Minnesota corporation

By:	/s/ Thomas C. LaVoy
Thomas C. LaVoy, Chairman and
Chief Executive Officer